FOR IMMEDIATE RELEASE	CONTACT:	Lisa Miles 703.251.8637
lisamiles@maximus.com
Date: November 19, 2019

MAXIMUS Reports Fourth Quarter and Full Year Results for Fiscal Year 2019
- Establishes Guidance for Fiscal Year 2020 -

(RESTON, Va. - November 19, 2019) - MAXIMUS (NYSE: MMS), a leading provider of government services worldwide, today reported financial results for the three months and year ended September 30, 2019.

Highlights for fiscal year 2019 include:

•Revenue increased to $2.89 billion driven by the November 2018 acquisition in the U.S. Federal Services Segment

•Diluted earnings per share of $3.72

•Total company operating margin of 11.0%

•Cash and cash equivalents of $105.6 million at September 30, 2019

•Solid cash generation with cash flows from operations of $356.7 million and free cash flow of $294.4 million

•Signed year-to-date contract awards of $2.6 billion, new contracts pending (awarded, but unsigned) of $242 million, and a sales pipeline of $30.2 billion at September 30, 2019
Revenue for the fourth quarter and fiscal 2019 increased to $755.0 million and $2.89 billion, respectively, compared to $558.4 million and $2.39 billion reported for the same periods last year.

For the fourth quarter of fiscal 2019, net income attributable to MAXIMUS totaled $60.1 million, or $0.93 of diluted earnings per share. This compares to $46.3 million and $0.71, respectively, for the fourth quarter of fiscal 2018. For fiscal 2019, net income attributable to MAXIMUS totaled $240.8 million, or $3.72 of diluted earnings per share. This compares to fiscal 2018 reported net income attributable to MAXIMUS of $220.8 million and diluted earnings per share of $3.35.

The year-over-year increase in revenue and earnings was driven by the acquisition of the federal citizen engagement centers business which was completed on November 16, 2018. If the acquisition had occurred on October 1, 2018, revenue and diluted earnings per share would have been approximately $2.985 billion and $3.77, respectively, on a pro-forma basis.

1891 METRO CENTER DRIVE | RESTON, VIRGINIA 20190 | 703.251.8500 | 703.251.8240 FAX | MAXIMUS.COM

U.S. Health and Human Services Segment
U.S. Health and Human Services Segment revenue for the fourth quarter of fiscal 2019 increased 4% to $300.4 million, compared to $288.9 million reported for the same period last year driven by new work. Operating income for the fourth quarter totaled $53.8 million (17.9% operating margin), compared to $52.2 million (18.1% operating margin) for the same period last year.

For the full fiscal year, U.S. Health and Human Services Segment revenue decreased 3% to $1.18 billion, compared to $1.21 billion for the same period last year. As previously disclosed, revenue was lower due to forecasted changes on several sizable contracts that were rebid and won, extended, or where option periods were exercised. Fiscal 2019 operating income totaled $220.8 million (18.8% operating margin), compared to operating income of $218.6 million (18.0% operating margin) for fiscal 2018.

U.S. Federal Services Segment
As expected, U.S. Federal Services Segment revenue for the fourth quarter of fiscal 2019 increased to $312.2 million, compared to $117.4 million reported for the same period last year. Operating income for the fourth quarter totaled $31.1 million (10.0% operating margin), compared to $16.0 million (13.6% operating margin) for the same period last year.

For the full fiscal year, U.S. Federal Services Segment revenue increased to $1.1 billion, compared to $478.9 million for the same period last year. Fiscal 2019 operating income totaled $115.9 million (10.4% operating margin), compared to operating income of $57.4 million (12.0% operating margin) for fiscal 2018.

Revenue and operating income increases for the fourth quarter and fiscal 2019 were driven by the acquisition of the federal citizen engagement centers business completed in November 2018. The most significant contracts acquired are cost-plus which tend to generate single-digit operating margins but carry lower risk. With more cost-plus contracts in the Segment's portfolio, the operating margin for the Segment was lower in the fourth quarter and fiscal 2019 compared to the prior year periods.

Outside the U.S. Segment
Outside the U.S. Segment revenue for the fourth quarter of fiscal 2019 decreased 6% (2% on a constant currency basis) to $142.4 million, compared to $152.1 million for the same period last year. The Segment had operating income for the fourth quarter of $2.2 million (1.5% operating margin), compared to an operating loss of $0.9 million for the same period last year, which was tempered by the jobactive program that was rebid and launched on July 1, 2018.

For the full fiscal year, Outside the U.S. Segment revenue decreased 14% (9% on a constant currency basis) to $599.1 million, compared to $699.4 million for the same period last year. The year-over-year revenue decrease was driven by: 1) the ending of the Work Programme and Work Choice contracts which accounted for $36 million of the decline; 2) unfavorable currency translation of $35 million and; 3) lower pass-through revenue for support services tied to the jobactive program in Australia totaling $16 million. Fiscal 2019 operating income totaled $16.1 million (2.7% operating margin), compared to operating income of $36.0 million (5.1% operating margin) for fiscal 2018.

The Segment has experienced a slowdown in its employment services business as a result of low unemployment in the countries where we operate which has led to lower caseloads and volumes. The Segment has a handful of new contracts progressing towards profitability but they are unfavorable to earnings in the near-term.

1891 METRO CENTER DRIVE | RESTON, VIRGINIA 20190 | 703.251.8500 | 703.251.8240 FAX | MAXIMUS.COM

Sales Awards and Pipeline
Year-to-date signed contract awards totaled $2.6 billion at September 30, 2019. The value of new contracts pending at September 30, 2019, (awarded but unsigned) was $242 million.

The sales pipeline at September 30, 2019, was approximately $30.2 billion (comprised of approximately $2.9 billion in proposals pending, $1.2 billion in proposals in preparation and $26.1 billion in opportunities tracking).

Balance Sheet and Cash Flows
Cash, cash equivalents and short-term investments at September 30, 2019, totaled $105.6 million. For the fourth quarter of fiscal 2019, cash flows from operations were $93.0 million, with free cash flow of $65.2 million. For fiscal 2019, cash flows from operations were $356.7 million with free cash flow of $294.4 million.

At September 30, 2019, days sales outstanding (DSO) were 72 days.
On August 30, 2019, MAXIMUS paid a quarterly cash dividend of $0.25 per share. On October 10, 2019, the Company announced a $0.28 per share cash dividend, payable on November 29, 2019, to shareholders of record on November 15, 2019.

Outlook
MAXIMUS is establishing fiscal 2020 guidance. The Company expects revenue to range between $3.15 billion and $3.30 billion. The Company expects diluted earnings per share to range between $3.95 and $4.15. The Company expects cash flows from operations to range between $300 million and $350 million, and free cash flow to range between $275 million and $325 million.

For fiscal 2020, the Company has estimated its effective income tax rate to range between 24.5% and 25.5% and weighted average shares outstanding of approximately 64.9 million.

Bruce Caswell, President and Chief Executive Officer of MAXIMUS, commented, "We finished fiscal 2019 with solid top- and bottom-line growth driven principally by the acquisition of the federal citizen engagement centers business last November. The acquisition enabled us to build scale, expand our customer base, improve our competitive position and bring on new technology platforms in the federal market. As we look into fiscal 2020 and beyond, we are pleased with the substantial progress we have made on our strategic plan to lead a digital transformation, grow our clinically related services, and expand in key priority markets and adjacencies."

Website Presentation, Conference Call and Webcast Information
MAXIMUS will host a conference call this morning, November 19, 2019, at 9:00 a.m. (ET). The call is open to the public and can be accessed under the Investor Relations page of the Company’s website at
investor.maximus.com or by calling:

877.407.8289 (Domestic)/+1.201.689.8341 (International)

For those unable to listen to the live call, a replay will be available through December 3, 2019, by calling:

877.660.6853 (Domestic)/+1.201.612.7415 (International)
Replay conference ID number: 13695553

1891 METRO CENTER DRIVE | RESTON, VIRGINIA 20190 | 703.251.8500 | 703.251.8240 FAX | MAXIMUS.COM

About MAXIMUS
Since 1975, MAXIMUS has operated under its founding mission of Helping Government Serve the People®, enabling citizens around the globe to successfully engage with their governments at all levels and across a variety of health and human services programs. MAXIMUS delivers innovative business process management and technology solutions that contribute to improved outcomes for citizens and higher levels of productivity, accuracy, accountability and efficiency of government-sponsored programs. With approximately 30,000 employees worldwide, MAXIMUS is a proud partner to government agencies in the United States, Australia, Canada, Saudi Arabia, Singapore and the United Kingdom. For more information, visit maximus.com.

Non-GAAP and Other Measures
This release refers to non-GAAP financial measures, including free cash flow, constant currency, and days sales outstanding.

We have provided a reconciliation of free cash flow to cash flows from operations.

A description of these non-GAAP measures, the reasons why we use and present them and details as to how they are calculated are included in our Annual Report on Form 10-K.

The presentation of these non-GAAP numbers is not meant to be considered in isolation, nor as alternatives to cash flows from operations, revenue growth or net income as measures of performance. These non-GAAP financial measures, as determined and presented by us, may not be comparable to related or similarly titled measures presented by other companies.

Statements that are not historical facts, including statements about the Company’s confidence and strategies and the Company’s expectations about revenues, results of operations, profitability, future contracts, market opportunities, market demand or acceptance of the Company’s products are forward-looking statements that involve risks and uncertainties. These risks could cause the Company’s actual results to differ materially from those indicated by such forward-looking statements. A summary of risk factors can be found in Exhibit 99.1 to the Company’s most recent Annual Report filed with the Securities and Exchange Commission, found on maximus.com.

1891 METRO CENTER DRIVE | RESTON, VIRGINIA 20190 | 703.251.8500 | 703.251.8240 FAX | MAXIMUS.COM

MAXIMUS, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$754,966	$558,446	$2,886,815	$2,392,236
Cost of revenue	586,716	419,508	2,215,631	1,797,851
Gross profit	168,250	138,938	671,184	594,385
Selling, general and administrative expenses	81,646	73,535	321,023	285,241
Amortization of intangible assets	9,028	2,462	33,054	10,308
Restructuring costs	—	1,033	—	3,353
Operating income	77,576	61,908	317,107	295,483
Interest expense	343	590	2,957	1,000
Other income, net	122	798	3,170	4,726
Income before income taxes	77,355	62,116	317,320	299,209
Provision for income taxes	17,314	16,600	76,825	78,393
Net income	60,041	45,516	240,495	220,816
(Loss)/income attributable to noncontrolling interests	(48)	(791)	(329)	65
Net income attributable to MAXIMUS	$60,089	$46,307	$240,824	$220,751
Basic earnings per share attributable to MAXIMUS	$0.93	$0.71	$3.73	$3.37
Diluted earnings per share attributable to MAXIMUS	$0.93	$0.71	$3.72	$3.35
Dividends per share	$0.25	$0.045	$1.00	$0.18
Weighted average shares outstanding:
Basic	64,397	65,034	64,498	65,501
Diluted	64,848	65,402	64,820	65,932

1891 METRO CENTER DRIVE | RESTON, VIRGINIA 20190 | 703.251.8500 | 703.251.8240 FAX | MAXIMUS.COM

MAXIMUS, Inc.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	September 30,
	2019	2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$105,565	$349,245
Short-term investments	—	20,264
Accounts receivable — billed and billable,net	476,690	357,613
Accounts receivable — unbilled	123,884	31,536
Income taxes receivable	20,805	5,979
Prepaid expenses and other current assets	62,481	43,995
Total current assets	789,425	808,632
Property and equipment, net	99,589	77,544
Capitalized software, net	32,369	22,429
Goodwill	584,469	399,882
Intangible assets, net	179,250	88,035
Deferred contract costs, net	18,921	14,380
Deferred compensation plan assets	32,908	34,305
Deferred income taxes	186	6,834
Other assets	8,615	9,959
Total assets	$1,745,732	$1,462,000
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$177,786	$114,378
Accrued compensation and benefits	106,789	95,555
Deferred revenue	43,344	51,182
Income taxes payable	13,952	4,438
Long-term debt, current portion	9,658	136
Other liabilities	12,709	11,760
Total current liabilities	364,238	277,449
Deferred revenue, less current portion	32,341	20,394
Deferred income taxes	46,560	26,377
Deferred compensation plan liabilities, less current portion	34,079	33,497
Other liabilities	20,313	17,864
Total liabilities	497,531	375,581
Commitments and contingencies
Shareholders' equity:
Common stock	498,433	487,539
Accumulated other comprehensive loss	(45,380)	(36,953)
Retained earnings	794,739	633,281
Total MAXIMUS shareholders' equity	1,247,792	1,083,867
Noncontrolling interests	409	2,552
Total equity	1,248,201	1,086,419
Total liabilities and equity	$1,745,732	$1,462,000

1891 METRO CENTER DRIVE | RESTON, VIRGINIA 20190 | 703.251.8500 | 703.251.8240 FAX | MAXIMUS.COM

MAXIMUS, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2019	2018	2019	2018
Cash flows from operations:
Net income	$60,041	$45,516	$240,495	$220,816
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, plant, equipment and capitalized software	17,816	11,982	52,404	51,884
Amortization of intangible assets	9,028	2,462	33,054	10,308
Deferred income taxes	1,465	(2,153)	12,661	6,721
Stock compensation expense	5,451	4,525	20,774	20,238
Changes in assets and liabilities, net of effects of business combinations:
Accounts receivable — billed and billable	47,818	40,822	(60,313)	34,033
Accounts receivable — unbilled	(31,354)	4,608	14,818	4,920
Prepaid expenses and other current assets	(12,650)	(552)	(15,583)	4,954
Deferred contract costs	3,472	(402)	(4,670)	1,838
Accounts payable and accrued liabilities	(5,882)	15,971	47,580	(7,725)
Accrued compensation and benefits	(6,994)	7,040	2,288	(8,795)
Deferred revenue	8,631	(1,311)	16,488	(27,039)
Income taxes	(7,859)	1,349	(4,720)	7,262
Other assets and liabilities	4,033	(1,399)	1,451	(2,641)
Cash flows from operations	93,016	128,458	356,727	316,774

Cash flows from investing activities:
Purchases of property and equipment and capitalized software costs	(27,813)	(4,968)	(66,846)	(26,520)
Acquisition of businesses, net of cash acquired	(14,790)	—	(436,839)	—
Acquisition of noncontrolling interests	(647)	—	(647)	(157)
Maturities/(purchases) of short-term investments	—	—	19,996	(19,996)
Other	73	238	453	1,436
Cash used in investing activities	(43,177)	(4,730)	(483,883)	(45,237)

Cash flows from financing activities:
Cash dividends paid to MAXIMUS shareholders	(15,951)	(2,891)	(63,887)	(11,692)
Purchases of MAXIMUS common stock	(1,378)	(4,932)	(47,446)	(66,919)
Tax withholding related to RSU vesting	—	—	(8,915)	(8,529)
Borrowings under credit facility and other loan agreements	94,616	1,949	414,664	136,632
Repayment of credit facility and other long-term debt	(88,545)	(1,983)	(405,142)	(136,769)
Other	—	(545)	(133)	(4,603)
Cash used in financing activities	(11,258)	(8,402)	(110,859)	(91,880)

Effect of exchange rate changes on cash	(1,058)	(1,111)	(2,052)	(2,825)

Net increase/(decrease) in cash and cash equivalents	37,523	114,215	(240,067)	176,832

Cash, cash equivalents and restricted cash, beginning of period	78,969	242,344	356,559	179,727

Cash, cash equivalents and restricted cash, end of period	$116,492	$356,559	$116,492	$356,559

1891 METRO CENTER DRIVE | RESTON, VIRGINIA 20190 | 703.251.8500 | 703.251.8240 FAX | MAXIMUS.COM

MAXIMUS, Inc.
SEGMENT INFORMATION
(Amounts in thousands)
(Unaudited)

	Three Months Ended September 30,				Twelve Months Ended September 30,
	2019	% (1)	2018	% (1)	2019	% (1)	2018	% (1)

Revenue:
U.S. Health & Human Services	$300,406	100%	$288,944	100%	$1,176,488	100%	$1,213,911	100%
U.S. Federal Services	312,179	100%	117,375	100%	1,111,197	100%	478,911	100%
Outside the U.S.	142,381	100%	152,127	100%	599,130	100%	699,414	100%
Total	$754,966	100%	$558,446	100%	$2,886,815	100%	$2,392,236	100%

Gross profit:
U.S. Health & Human Services	$83,154	27.7%	$87,382	30.2%	$344,109	29.2%	$359,624	29.6%
U.S. Federal Services	66,586	21.3%	33,690	28.7%	242,070	21.8%	126,698	26.5%
Outside the U.S.	18,510	13.0%	17,866	11.7%	85,005	14.2%	108,063	15.5%
Total	$168,250	22.3%	$138,938	24.9%	$671,184	23.2%	$594,385	24.8%

Selling, general and administrative expense:
U.S. Health & Human Services	$29,322	9.8%	$35,187	12.2%	$123,275	10.5%	$140,990	11.6%
U.S. Federal Services	35,496	11.4%	17,725	15.1%	126,128	11.4%	69,312	14.5%
Outside the U.S.	16,353	11.5%	18,811	12.4%	68,944	11.5%	72,095	10.3%
Other	475	NM	1,812	NM	2,676	NM	2,844	NM
Total	$81,646	10.8%	$73,535	13.2%	$321,023	11.1%	$285,241	11.9%

Operating income:
U.S. Health & Human Services	$53,832	17.9%	$52,195	18.1%	$220,834	18.8%	$218,634	18.0%
U.S. Federal Services	31,090	10.0%	15,965	13.6%	115,942	10.4%	57,386	12.0%
Outside the U.S.	2,157	1.5%	(945)	(0.6)%	16,061	2.7%	35,968	5.1%
Amortization of intangible assets	(9,028)	NM	(2,462)	NM	(33,054)	NM	(10,308)	NM
Restructuring costs	—	NM	(1,033)	NM	—	NM	(3,353)	NM
Acquisition-related expenses (2)	—	NM	(947)	NM	(2,691)	NM	(947)	NM
Other (3)	(475)	NM	(865)	NM	15	NM	(1,897)	NM
Total	$77,576	10.3%	$61,908	11.1%	$317,107	11.0%	$295,483	12.4%

(1) Percentage of respective segment revenue. Percentages considered not meaningful are marked “NM.”
(2) Acquisition-related expenses include costs for the acquisition of the citizen engagement centers business.
(3)  "Other" relates to various expenses which are not directly attributable to our segments, including litigation costs.

1891 METRO CENTER DRIVE | RESTON, VIRGINIA 20190 | 703.251.8500 | 703.251.8240 FAX | MAXIMUS.COM

MAXIMUS, Inc.
FREE CASH FLOW
(Non-GAAP measure)
(Amounts in thousands)
(Unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2019	2018	2019	2018

Cash provided by operations	$93,016	$128,458	$356,727	$316,774
Purchases of property and equipment and capitalized software costs	(27,813)	(4,968)	(66,846)	(26,520)
Capital expenditure as a result of the acquisition	—	—	4,542	—
Free cash flow	$65,203	$123,490	$294,423	$290,254

1891 METRO CENTER DRIVE | RESTON, VIRGINIA 20190 | 703.251.8500 | 703.251.8240 FAX | MAXIMUS.COM